Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of American Airlines Group Inc.:

(1)	Registration Statement (Form S-8 No. 333-192719);

(2)	Registration Statement (Form S-8 No. 333-192660); and

(3)	Registration Statement (Form S-3 No. 333-194685)

of our report dated February 27, 2014 (except Note 7, as to which the date is February 25, 2015), with respect to the consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the year ended December 31, 2013 of American Airlines Group Inc., and to the references of our firm under the heading “Item 6. Selected Consolidated Financial Data,” included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Dallas, Texas

February 23, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-194685) of American Airlines, Inc. of our report dated February 27, 2014 (except Note 5, as to which the date is February 23, 2016) with respect to the consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the year ended December 31, 2013 of American Airlines, Inc., and to the references of our firm under the heading “Item 6. Selected Consolidated Financial Data,” included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Dallas, Texas

February 23, 2016